                                                                     EXHIBIT 4.5


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                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT



                          SCHEIN PHARMACEUTICAL, INC.

                                      and

                    SOCIETE GENERALE SECURITIES CORPORATION



                         Dated as of December 24, 1997



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

                               TABLE OF CONTENTS

                                                                          Page

1.    Securities Subject to This Agreement.................................  1
      (a)   Definitions....................................................  1
      (b)   Registrable Securities.........................................  2

2.    Registered Exchange Offer............................................  2

3.    Shelf Registration...................................................  4

4.    Restrictions on Public Sale by a Holder of Registrable Securities....  6
      (a)   Restrictions on Public Sale by the Company and Others..........  6

5.    Registration Procedures..............................................  7

6.    Registration Expenses................................................ 12

7.    Indemnification; Contribution........................................ 13
      (a)   Indemnification by the Company................................. 13
      (b)   Indemnification by Holder of Registrable Securities............ 14
      (c)   Conduct of Indemnification Proceedings......................... 15
      (d)   Contribution................................................... 17

8.    Additional Interest Under Certain Circumstances; Remedies............ 19

9.    Participation in Underwritten Registrations.......................... 20

10.   Rule 144............................................................. 21

11.   Miscellaneous........................................................ 21
      (a)   No Inconsistent Agreements..................................... 21
      (b)   Remedies....................................................... 21
      (c)   Amendments and Waivers......................................... 22
      (d)   Notices........................................................ 22
      (e)   Successors and Assigns......................................... 23
      (f)   Headings....................................................... 23
      (g)   Governing Law.................................................. 23
      (h)   Severability................................................... 23
      (i)   Entire Agreement............................................... 23

                  EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


          This Exchange and Registration Rights Agreement (the "Agreement") dated as of December 24, 1997, is made and entered into by Schein Pharmaceutical, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), for the benefit of the holders of up to $100,000,000 in principal amount of the Company's Senior Floating Rate Notes Due 2004 (the "Notes"). Holders of the Notes, once issued, whether they are original holders of the Notes or transferees of such original holders, are herein referred to collectively as the "Holders" and individually as a "Holder." To induce Societe Generale Securities Corporation, as initial purchaser of the Notes (the "Initial Purchaser"), to enter into a Purchase Agreement with the Company in connection with the issuance of the Notes, the Company has agreed to provide, as set forth in this Agreement, registration rights with respect to the Notes. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture dated as of December 24, 1997 (the "Indenture") among the Company, the guarantors party thereto and The Bank of New York, as trustee (the "Trustee").

     1.   Securities Subject to This Agreement
          ------------------------------------

          (a)  Definitions.
               -----------
          "Broker-Dealer" means a broker or dealer registered under the Exchange
           -------------
Act.
          "Issue Date" means the date of issuance of the Notes.
           ----------
          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute.
          "Holder" means a holder of a Registrable Security.
           ------
          "Registrable Securities" means the Notes.
           ----------------------
          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor statute.

          "Selling Holder" means a Holder who is selling Registrable Securities
           --------------
pursuant to a registration statement.
          "Underwriter" means a securities dealer that purchases any Registrable
           -----------
Securities as principal and not as part of such dealer's market-making activities.

          (b) Registrable Securities. Any Registrable Security will cease to be
              ----------------------
a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the "Commission") and it has been disposed of pursuant to such effective registration statement or (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

     2.   Registered Exchange Offer.
          -------------------------

          (a) The Company shall prepare and, on or prior to 45 days after the Issue Date, file with the Commission a registration statement on an appropriate form under the Securities Act with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of the Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of debt securities of the Company identical in all material respects to the Notes (the "Exchange Notes") and shall use commercially reasonable efforts to cause such registration statement to become effective under the Securities Act as soon as practical after filing and in any event within the earlier of (i) 90 days after the Issue Date or (ii) 30 days after the consummation of the initial public offering of the Company's common stock, par value $.01 per share (the "Common Stock"). Upon the effectiveness of that registration statement, the Company shall commence the Registered Exchange Offer and shall cause the same to remain open for such period of time, and to be conducted in accordance with such procedures as may be required by the applicable provisions of the Exchange Act, and in any event for not less than 30 days after the date notice of the Registered Exchange Offer is mailed to the Holders of the Notes. However, the Registered Exchange Offer shall be consummated in any event on or prior to the 150th day following the Issue Date. It shall be the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder is not an Affiliate of the Company, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act or the Exchange Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          (b) The Company shall indicate in a "Plan of Distribution" section contained in the final prospectus constituting a part of the registration statement relating to the Registered Exchange Offer that any Broker-Dealer who holds Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company), may exchange such Notes for Exchange Notes pursuant to the Registered Exchange Offer. However, such Broker-Dealer may be deemed an "underwriter" within the meaning of the Exchange Act and, therefore, must deliver a prospectus meeting the requirements of the Exchange Act in connection with any resales of the Exchange Notes received by it in the Registered Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the final prospectus contained in the registration statement relating to the Registered Exchange Offer. Such "Plan of Distribution" section also shall state that the delivery by a Broker-Dealer of the final prospectus relating to the Registered Exchange Offer in connection with resales of Exchange Notes shall not be deemed an admission by such Broker-Dealer that it is an "underwriter" within the meaning of the Exchange Act, and shall contain all other information with respect to the resales of the Exchange Notes by Broker-Dealers that the Commission may require in connection therewith, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Exchange Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in law, rule, regulation or policy after the date of this Agreement.

          (c) In connection with such Registered Exchange Offer and the offer and sale of Exchange Notes by Broker-Dealers as contemplated above, the Company shall take such other and further action, including making appropriate filings under state securities laws and delivering such number of final prospectuses relating to the Registered Exchange Offer as any Broker-Dealer proposing to deliver the same in connection with its resales of Exchange Notes may reasonably request, as may be necessary to realize the foregoing objectives. The Company shall cause the registration statement relating to the Registered Exchange Offer to remain continuously effective for a period of at least 20 Business Days (or longer if required by applicable law) from the date on which such registration statement is first declared effective, and shall supplement or amend the prospectus contained therein to the extent necessary to permit such prospectus (as supplemented or amended) to be delivered by Broker-Dealers in connection with their resales of Exchange Notes as aforesaid.

     3.   Shelf Registration. If, (i) because of any change in law or in
          ------------------
currently prevailing interpretations of the Commission's staff, the Company is not permitted to effect a Registered Exchange Offer or (ii) the Initial Purchaser, as a Holder, (A) is not eligible to participate in the Registered Exchange Offer or (B) participates in the Registered Exchange Offer and does not receive freely transferable Exchange Notes in exchange for tendered Notes, in either case as contemplated by Section 2 hereof, the following provisions shall apply:

          (a) The Company shall promptly file with the Commission and thereafter shall use commercially reasonable efforts to cause to be declared effective, on or prior to the latter of (i) 120 days after the Issue Date or (ii) 45 days after the publication of the change of law or interpretation, a registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Securities Act (the "Shelf Registration Statement").

          (b) The Company agrees to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be usable by the Holders of the Notes for a period of three years from the Issue Date or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold; provided that the Company shall be deemed not to have used
           --------
commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (i) such action is required by applicable law, rule, regulation or policy, or (ii) in the judgement of the Board of Directors of the Company, there is a reasonable likelihood that the failure to take such voluntary action would adversely affect any existing or prospective material business situation, transaction, or negotiation or otherwise materially and adversely affect the Company and the taking of such voluntary action does not cause any such registration statement not to be effective, or delay the filing of any registration statement, for more than 90 days. Any such period during which the Company fails to keep the registration statement effective and usable for offers and sales of Notes is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives notice that the registration statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Notes and shall end on the date when each Selling Holder either receives the copies of the supplemented or amended prospectus contemplated by Section 5(b) hereof or is advised in writing by the Company that use of the prospectus may be resumed. If one or more Suspension Periods occur, the three-year time period referenced above shall be extended by the number of days included in each such Suspension Period.

          4.   Restrictions on Public Sale by a Holder of Registrable
               ------------------------------------------------------
Securities. Each Holder whose securities are included in a registration statement hereunder agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

          (a)  Restrictions on Public Sale by the Company and Others. The
               -----------------------------------------------------
Company and its Affiliates agree (i) not to effect any public sale or distribution of any securities similar to the Registrable Securities (except as part of such registration statement), during the 14 days prior to, and during the 90-day period beginning on, the effective date of any such registration statement filed pursuant to Section 2 or 3 hereof and (ii) that any agreement entered into after the date of the Agreement pursuant to which the Company issues or agrees to issue any privately placed securities similar to the Registrable Securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted).

     5.   Registration Procedures.
          -----------------------

          In connection with any Registered Exchange Offer or Shelf Registration Statement, the Company shall use commercially reasonable efforts to:

          (a) prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Exchange Notes or Registrable Securities, as the case may be, to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such filed registration statement to become effective and qualify an indenture relating to the Notes or the Exchange Notes, as the case may be, substantially in the form contemplated by the offering memorandum used in connection with the placement of the Notes; provided (i) that before filing a registration statement or prospectus or any
--------
amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders who hold, or will hold, as the case may be, a majority in principal amount of the Registrable Securities to be covered by such registration statement or exchanged pursuant to the Registered Exchange Offer, as the case may be, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Company will promptly notify each Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) furnish to each Holder, prior to filing the registration statement, if requested, copies of such registration statement as proposed to be filed, and thereafter furnish to such Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in connection with the Registered Exchange Offer or in order to facilitate the disposition of the Registrable Securities owned by such Holder, as the case may be;

          (c) use commercially reasonable efforts to register or qualify such Exchange Notes or Registrable Securities, as the case may be, under such other securities or blue sky laws of such jurisdictions in the United States as may be required in connection with the Registered Exchange Offer or as any Selling Holder or managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder or managing Underwriter to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions, provided that the Company will not be
                                           --------
required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (d) use commercially reasonable efforts to cause such Exchange Notes or Registrable Securities, as the case may be, to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company or its Subsidiaries in connection with the Registered Exchange Offer or to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;

          (e) notify each Holder of such Registrable Securities that is named as a Selling Holder in any registration statement filed pursuant to this Agreement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and promptly make available to each such Holder any such supplement or amendment;

          (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (g) make available for inspection, during normal business hours and on reasonable prior notice, by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors") all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and the Subsidiaries' officers, directors and employees to supply all information reasonably requested to any such Inspectors in connection with such due diligence. The Company may require the Inspector to agree that Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees, and shall cause the Inspectors to agree, that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it for any purpose whatsoever, other than the exercise of its due diligence responsibility. Without limiting the generality of the preceding sentence, each Selling Holder of such Registrable Securities agrees, and shall cause the Inspectors to agree, that information obtained by it as a result of such inspections shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees, and shall cause the Inspectors to agree, that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (h) in the event such sale is pursuant to an underwritten offering, use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by comfort letters as the managing Underwriter reasonably requests;

          (i) use commercially reasonable efforts to obtain an opinion or opinions from counsel for the Company, in customary form; and

          (j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission.

          Notwithstanding any other provision of this Agreement, the Company may delay the filing of any registration statement for up to 90 days if (i) the Company would, in the opinion of its counsel, be required to disclose in such registration statement information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Board of Directors of the Company, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with any registration statement, would adversely affect any existing or prospective material business situation, transaction, or negotiation or otherwise materially and adversely affect the Company.

          The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required or reasonably requested in connection with such registration.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(e) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

     6.   Registration Expenses.
          ---------------------

          In connection with any registration statement required to be filed pursuant to Section 2 or 3 hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Exchange Notes or Registrable Securities, as the case may be), (iii) printing expenses, (iv) internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with any listing of the Exchange Notes or Registrable Securities, as the case may be, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(h) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one counsel (who shall be selected by Holders of a majority of the Registrable Securities and who shall be reasonably acceptable to the Company) for the Holders incurred in connection with the registration hereunder. The Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities (including, without limitation, fees and expenses of any qualified independent Underwriter that may be required under the rules of the National Association of Securities Dealers), or, except as otherwise provided in clause (viii) above, any out-of-pocket expenses of the Holders (or any agents who manage their accounts) or fees and disbursements of any counsel for any Underwriter in any underwritten offering.

          7.   Indemnification; Contribution.
               -----------------------------

          (a) Indemnification by the Company. The Company agrees to indemnify
              ------------------------------
and hold harmless each Selling Holder of Registrable Securities, its officers and directors and each person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein; and provided that with respect to any
                                               --------
untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that the provision of such person with a current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify, as applicable, (i) the Broker-Dealers who hold Registrable Securities acquired for their own accounts pursuant to the Registered Exchange Offer and their officers, directors and each person who controls such Broker-Dealers, and (ii) the Underwriters of the Registrable Securities and their officers, directors and each person who controls such Underwriters, on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7 if such Broker-Dealers and Underwriters agree in writing to indemnify and contribute to the Company on substantially the same basis as the Selling Holders indemnify and contribute to the Company pursuant to this Section 7.

          (b) Indemnification by Holder of Registrable Securities. Each Selling
              ---------------------------------------------------
Holder whose Registrable Securities are included in a registration pursuant hereto, shall be deemed to have agreed to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the provisions of this paragraph shall apply only
                --------
insofar as losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company, or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding paragraph.

          (c) Conduct of Indemnification Proceedings. Promptly after receipt of
              --------------------------------------
notice of the commencement of any action or proceeding (including any governmental investigation) brought or asserted against any person entitled to indemnification under clause (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), if a claim in respect thereof is to be made against an Indemnifying Party under such clause, the

Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof; provided, that the omission so to notify the Indemnifying
                      --------
Party shall not relieve it from any liability which it may have under this
Section 7 except to the extent it has been materially prejudiced by such omission; provided, further, that the omission so to notify the Indemnifying
          --------  -------
Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under this Section 7. The Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses indemnified hereunder. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations of circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (d) Contribution. If the indemnification provided for in this Section
              ------------
7 is due in accordance with the terms hereof but is held to be unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein (collectively, "losses"), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses (i) as between the Company and the Selling Holders on the one hand and the Underwriters or Broker-Dealers, as the case may be, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters or Broker-Dealers, as the case may be on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters or Broker-Dealers, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters or Broker-Dealers, as the case may be, on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters or Broker-Dealers, as the case may be, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters or Broker-Dealers, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters or Broker-Dealers, as the case may be. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters or Broker-Dealers, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim and for which it is entitled to be indemnified hereunder. Notwithstanding the provisions of this Section 7(d), no Underwriter or Broker-Dealer, as the case may be, shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter or Broker-Dealer, as the case may be, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.   Additional Interest Under Certain Circumstances; Remedies.
          ---------------------------------------------------------

          (a) In the event (to the extent applicable) that (i) (A) the Registered Exchange Offer registration statement is not filed on or prior to the 45th day following the Issue Date, (B) the Registered Exchange Offer registration statement is not declared effective within the earlier of (x) 90 days after the Issue Date or (y) 30 days after the consummation of the initial public offering of the Company's Common Stock or (C) the Registered Exchange Offer is not consummated on or prior to the 150th day following the Issue Date or (ii) a Shelf Registration Statement with respect to the Notes is not promptly filed pursuant to Section 3(a) hereof or is not declared effective under the Securities Act on or prior to the later of (x) the 120th day after the Issue Date and (y) the 45th day after the publication of the change in law or interpretation referred to in Section 3, the interest rate borne by the Notes shall be increased by one-half of one percent per annum following, in the case of clause (i) (A), such 45-day period, or in the case of clause (i)(B), such 90- or 30-day period, as the case may be, or in the case of clause (i)(C), such 150-day period, or in the case of clause (ii), such 120- or 45-day period, as applicable. The aggregate amount of such increase from the original interest rate pursuant to these provisions will in no event exceed one-half of one percent per annum. Such increase will cease to be effective on the date of filing of the Registered Exchange Offer registration statement, effectiveness of the Registered Exchange Offer registration statement, consummation of the Registered Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be.

          (b) Any amounts of additional interest due pursuant to the paragraph above will be payable in cash, on the same original interest payment dates as the Notes. The amount of additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the affected Notes of such Holders, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of the actual number of days elapsed), and the denominator of which is 360.

     9.   Participation in Underwritten Registrations.
          -------------------------------------------

          No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

     10.  Rule 144.
          --------

          To the extent it is otherwise required to do so, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     11.  Miscellaneous.
          -------------

          (a) No Inconsistent Agreements. The Company will not hereafter enter
              --------------------------
into and is not presently a party to any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement.

          (b) Remedies. Each Holder of Registrable Securities, in addition to
              --------
being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Any breach of this Agreement shall not cause a Default or Event of Default under the Notes.

          (c) Amendments and Waivers. Except as otherwise provided herein, the
              ----------------------
provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders holding a majority in principal amount of the Registrable Securities then outstanding affected by such amendment, modification, supplement, waiver or departure.

          (d) Notices. All notices and other communications provided for or
              -------
permitted hereunder shall be in writing and personally delivered or sent by registered or certified first-class mail or by telecopy:

               (i) if to a Holder at its last registered address, and with a copy to be sent to each additional address, given by such Holder to the Company or the Trustee, as the case may be, in writing; and

               (ii) if to the Company at:

                    Schein Pharmaceutical, Inc.
                    100 Campus Drive
                    Florham Park, NJ  07932

                    Attention:      Chief Financial Officer
                    Telecopy No.:   (973) 593-5580

                    with a copy to: General Counsel
                    Telecopy No.:   (973) 593-5820


or to such other address as any Holder or the Company may give notice of pursuant hereto.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; or three Business Days after being deposited in the mail, postage prepaid, if mailed; or when received, if telecopied.

          (e) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and assigns of each of the parties hereto, including any person to whom Registrable Securities are transferred.

          (f) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly within that State without regard to the principles thereof regarding conflict of laws.

          (h) Severability. In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

          (i) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the undersigned has duly executed this Agreement for the benefit of the Initial Purchaser and the Holders, as of the date first above written.

                              SCHEIN PHARMACEUTICAL, INC.


                              By:   ____________________________________
                                    Name:    Dariush Ashrafi
                                    Title:   Executive Vice President and
                                             Chief Financial Officer



Acknowledged as of the date first above written:

SOCIETE GENERALE SECURITIES CORPORATION, as Initial Purchaser


By:  ________________________________
     Name:    David M. Malcolm
     Title:   Managing Director